EXHIBIT A

Investment Advisory Agreement

December 1, 2025

The Select Sector SPDR® Trust

STATE STREET® COMMUNICATION SERVICES SELECT SECTOR SPDR® ETF

(FORMERLY, THE COMMUNICATION SERVICES SELECT SECTOR SPDR® FUND)

STATE STREET® CONSUMER DISCRETIONARY SELECT SECTOR SPDR® ETF

(FORMERLY, THE CONSUMER DISCRETIONARY SELECT SECTOR SPDR® FUND)

STATE STREET® CONSUMER STAPLES SELECT SECTOR SPDR® ETF

(FORMERLY, THE CONSUMER STAPLES SELECT SECTOR SPDR® FUND)

STATE STREET® ENERGY SELECT SECTOR SPDR® ETF

(FORMERLY, THE ENERGY SELECT SECTOR SPDR® FUND)

STATE STREET® FINANCIAL SELECT SECTOR SPDR® ETF

(FORMERLY, THE FINANCIAL SELECT SECTOR SPDR® FUND)

STATE STREET® HEALTH CARE SELECT SECTOR SPDR® ETF

(FORMERLY, THE HEALTH CARE SELECT SECTOR SPDR® FUND)

STATE STREET® INDUSTRIAL SELECT SECTOR SPDR® ETF

(FORMERLY, THE INDUSTRIAL SELECT SECTOR SPDR® FUND)

STATE STREET® MATERIALS SELECT SECTOR SPDR® ETF

(FORMERLY, THE MATERIALS SELECT SECTOR SPDR® FUND)

STATE STREET® REAL ESTATE SELECT SECTOR SPDR® ETF

(FORMERLY, THE REAL ESTATE SELECT SECTOR SPDR® FUND)

STATE STREET® TECHNOLOGY SELECT SECTOR SPDR® ETF

(FORMERLY, THE TECHNOLOGY SELECT SECTOR SPDR® FUND)

STATE STREET® UTILITIES SELECT SECTOR SPDR® ETF

(FORMERLY, THE UTILITIES SELECT SECTOR SPDR® FUND)

As consideration for the Adviser’s services to each of the above listed Funds, the Adviser shall receive from each Fund an annual advisory fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the combined average daily net assets of the above listed Funds during the month:

Average Net Assets of the Above Listed Funds	Annual Fee (Expressed in Basis Points: 1/100 of 1%)
Up to $12.5 Billion	5.0
$12.5 Billion up to $30.0 Billion	4.0
$30.0 Billion up to $50.0 Billion	3.5
$50.0 Billion up to $100.0 Billion	3.0
$100.0 Billion up to $150.0 Billion	2.85
$150.0 Billion up to $200.0 Billion	2.71
$200.0 Billion up to $300.0 Billion	2.56
$300.0 Billion up to $400.0 Billion	2.43
All assets over $400.0 Billion	2.30